Exhibit 10.4

Greenle Partners LLC Series Alpha P.S.

156 W Saddle River Road

Saddle River, New Jersey  07458

November 23, 2022

LuxUrban Hotels Inc.

2125 Biscayne Blvd
Suite 253
Miami, Florida 33137

Gentlemen:

Reference is made to the Securities Purchase Agreement dated as of September 30, 2022 (the “Agreement”) between LuxUrban Hotels Inc., a Delaware corporation (the “Company”), and Greenle Partners LLC Series Alpha P.S., a Delaware limited liability company (“Greenle”), as amended or supplemented to the date hereof. Terms used but not defined herein have the respective meanings set forth in the Agreement.

Pursuant to Section 5.1(a) of the Agreement, in connection with the Closing under the Agreement on October 20, 2022, Greenle has been issued Credits in the aggregate amount of $1,466,250 (the “Subject Credits”). Greenle hereby elects to apply the Subject Credits in full to acquire a 100% Credit Percentage in the Revenue Share with respect to the premises known as the Wagner Hotel located at 2 West Street, New York, New York 10013 (the “Wagner Property”).

Notwithstanding the provisions of Section 5.1(b) of the Agreement, the term “Applicable Percentage,” as it relates to the Wagner Property (or to any Replacement Property that may replace the Wagner Property), shall mean for each of the first twenty (20) Revenue Share Periods for such Property, eighteen percent (18%), and for each other Revenue Share Period during the Original Lease Term, three percent (3%); provided, however, that when the Company makes the January 2023 payments as required under terms of the Series D 15% OID Senior Secured Promissory Notes of the Company (the “Series D Notes”) issued on the date hereof under the terms of the Loan Agreement dated as of the date hereof among the Company, Greenle and Greenle Partners LLC Series Beta P.S., the Applicable Percentage for the Wagner Property (or for any Replacement Property that may replace the Wagner Property) shall be reduced to fourteen percent (14%) for each of the first ten (10) Revenue Share Periods for such Property, eleven percent (11%) for each of the next ten (10) Revenue Share Periods for such Property and three percent (3%) for each other Revenue Share Period during the Original Lease Term; and provided, further, that if the Company fails to make such January 2023 payments or makes such payments and thereafter fails to make any other payment under the Series D Notes when due, the Applicable Percentage shall reset to the original amount.

Greenle Partners LLC Series Alpha P.S.

November 23, 2022

If the foregoing accurately sets forth our understanding and agreement as to the matters set forth above, please acknowledge your agreement by signing below and returning to me a copy of this letter.

Very truly yours,

Greenle Partners LLC Series Alpha P.S.

By:
Name: Alan Uryniak
Title: Manager

ACKNOWLEDGED and AGREED:

LuxUrban Hotels Inc.

By:
Name: Brian Ferdinand
Title: Chief Executive Officer